Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 29, 2013, with respect to the consolidated financial statements of NTN Buzztime, Inc., and Subsidiaries for the year ending December 31, 2012 appearing in the Annual Report on Form 10-K of NTN Buzztime, Inc. for the period ended December 31, 2013.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

September 12, 2014